US AIRWAYS GROUP, INC. Stockholder Meeting to be held on 06/10/09 ** IMPORTANT NOTICE ** Proxy Materials Available Regarding the Availability of Proxy Materials • Notice and Proxy Statement · Annual Report You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. PROXY MATERIALS — VIEW OR RECEIVE You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed below on or before 05/27/09. US AIRWAYS GROUP, INC. HOW TO VIEW MATERIALS VIA THE INTERNET 111 WEST RIO SALADO PARKWAY TEMPE, AZ 85281 Have the 12 Digit Control Number available and visit: www.proxyvote.com HOW TO REQUEST A COPY OF MATERIALS 1) BY INTERNET — www.proxyvote.com 2) BY TELEPHONE — 1-800-579-1639 3) BY E-MAIL* — sendmaterial@proxyvote.com *If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following M14422 page) in the subject line. See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information How To Vote Meeting Type: Annual Vote In Person Meeting Date: 06/10/09 Many stockholder meetings have attendance requirements Meeting Time: 9:30 A.M., Local Time including, but not limited to, the possession of an attendance For holders as of: 04/13/09 ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting Meeting Location: attendance. At the meeting, you will need to request a ballot to vote these shares. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Vote By Internet To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 9, 2009. Have your notice in hand when you access the web site and follow the instructions. M14423

Voting items A ELECTION OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. 1. Nominees to hold office until the 2012 Annual Meeting: 01) Herbert M. Baum 03) Richard C. Kraemer 02) Matthew J. Hart 04) Cheryl G. Krongard B RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2. 2. Ratify the appointment of KPMG LLP to serve as independent registered public accounting firm for the fiscal year ending December 31, 2009. C STOCKHOLDER PROPOSAL THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3. 3. Stockholder proposal relating to cumulative voting. M14424

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